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                                                                    Exhibit 23.5

                   [LETTERHEAD OF SUTRO & CO. INCORPORATED]




September 14, 1998


Board of Directors
Koo Koo Roo, Inc.
11075 Santa Monica Blvd.
2nd Floor
Los Angeles, CA 90025



Members of the Board:

We hereby consent (i) to the references of our firm under the captions "Summary--Opinion of Sutro & Co. Incorporated;" "The Merger--Background and Reasons;" and "Opinion of Sutro & Co. Incorporated" in the Registration Statement on Form S-4 of Family Restaurants, Inc. ("FRI"), relating to the proposed merger transaction involving FRI and Koo Koo Roo, Inc. and (ii) to the inclusion of our opinion letter as Annex B to the Proxy Statement/Prospectus contained in such Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are "experts" with respect to an part of such Registration Statement with the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    SUTRO & CO. INCORPORATED

                                    /s/ SUTRO & CO. INCORPORATED